UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PS Business Parks, Inc.

(Exact name of registrant as specified in its charter)

California	95-4300881
(State of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2397
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Each Representing 1/1,000 of a Share of 7.375% Cumulative Preferred Stock, Series O, par value $.01 per share	American Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-112969 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

ITEM 1.	Description of Registrant’s Securities to be Registered.

A description of the Depositary Shares Each Representing 1/1,000 of a Share of 7.375% Cumulative Preferred Stock, Series O, par value $.01 per share, of PS Business Parks, Inc. is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-5 of the prospectus supplement dated May 18, 2006 to prospectus dated March 5, 2004 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-112969), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.

ITEM 2.	Exhibits.

The following exhibits are being incorporated by reference into this Form 8-A Registration Statement filed with the American Stock Exchange, Inc. and the Securities and Exchange Commission:

1. Deposit Agreement, dated May 18, 2006, among PS Business Parks, Inc., American Stock Transfer & Trust Company, as depositary, and the holders of the depositary receipts issued thereunder filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 18, 2006 and incorporated herein by reference.

2. Certificate of Determination for the 7.375% Cumulative Preferred Stock, Series O filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 18, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PS BUSINESS PARKS, INC.

By:	/s/ Edward A. Stokx
Name:	Edward A. Stokx
Title:	Executive Vice President

Date: May 22, 2006

Exhibit Index

Exhibit No.	Description
1.	Deposit Agreement, dated May 18, 2006, among PS Business Parks, Inc., American Stock Transfer & Trust Company, as depositary, and the holders of the depositary receipts issued thereunder filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 18, 2006 and incorporated herein by reference

2.	Certificate of Determination for the 7.375% Cumulative Preferred Stock, Series O filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 18, 2006 and incorporated herein by reference